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                                                                    EXHIBIT 10.6

                             SEPARATION AGREEMENT

     THIS AGREEMENT is made effective the 10th day of July, 2000, by and between FOCUS Enhancements, Inc., A Delaware Corporation, hereinafter referred to as the "Company", and J. Stephen Wood and Red & White Enterprises, Inc., a California corporation having a principal place of business at 455 LaPaz Court, Morgan Hill, California 95122, hereinafter referred to collectively as "Employee".

     RECITALS:

     WHEREAS, on or about August 1, 1998, Company and Employee entered into an employment agreement, which was subsequently amended on April 1, 1999 and July 15, 1999 (collectively, the "Employment Contract"); and

     WHEREAS, on or about July 29, 1998, Company and Employee entered into a Promissory Note which was secured through a Security Agreement of equal date therewith (collectively, the "Note") on which there is a current balance (total balance less Overdue Amount) of $380,927.12 ("Balance") and overdue payments in the amount of $146,510.32 ("Overdue Amount"); and

     WHEREAS, Employee and Company have mutually agreed to sever the employment relationship; and

     WHEREAS, Employee and Company now desire to avoid any disputes or differences regarding any prospective claims which may be asserted by Employee regarding any entitlement to continuation of his employment with the Company;

     NOW, THEREFORE, in consideration of the above recitals, which are incorporated herein by this reference, and in further consideration of the covenants, promises and conditions hereinafter set forth, Employee and Company agree as follows:

1. Employee's employment with the Company shall be considered as terminated effective July 10, 2000 ("Termination Date"). As of the Termination Date, the Employment Contract shall be considered terminated by mutual agreement.

2. Notwithstanding anything to the contrary herein, Employee's obligations in Sections 2.3-2.6 of the Employment Agreement shall survive termination and remain fully effective. On the Termination Date, Company delivered to Employee all of the remuneration, including salary earned and owed to Employee with vacation pay of 5 1/2 days, less appropriate withholdings, through such date. The Company agrees to reimburse Employee for COBRA expenses until (i) Employee accepts employment with another company where employee is eligible to participate in that company's health plan, or (ii) August 1, 2001, whichever is earlier.

3. Following the Termination Date, Company and Employee agree that Employee shall only be restricted from entering into employment, consulting or other business relationship with the following:

     Communications Specialties               Vidikron
     Dwinn Electronics                        JVC Presentation Division
     JVC Broadcast Division                   Inline
     DreamVision                              Seleco
     Audio Plus Services                      Barco
     Keywest Technologies                     Christie Digital
     Extron                                   Analog Way
     NEC                                      Chromatek
     Sony Professional division               Madrigal
     DVDO                                     Miranda
     Faroudja                                 RGB Spectrum
     AV Source                                Folsom
     AV Science
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    In Addition, Employee agrees and warrants that, for a period of one (1) year from the date hereof, he/she will not directly or indirectly own, sponsor, operate, join, control or participate in, or be connected as a partner, officer, director, employee, consultant, adviser, sponsor or otherwise with, or permit its or his name to be used in connection with, any business engaged in the marketing, brokering, selling, reselling, or distribution of ISA scan converter products.

    If at any time any of the foregoing agreements or covenants shall be deemed invalid or unenforceable by the laws of the jurisdiction wherein it is to be enforced, by reason of being vague or unreasonable as to duration, or geographic scope, or scope of activities restricted, or for any other reason, such agreements or covenants shall be considered divisible as to such portion and shall become and be immediately amended and reformed to include only such agreements or covenants as are enforceable by the court or other body having jurisdiction of this Agreement; and the parties agree that such agreements or covenants, as so amended and reformed, shall be valid and binding as though the invalid or unenforceable portion had not been included herein.

4. Company agrees to pay within five business days following execution hereof by all parties hereto, one hundred thousand ($100,000) dollars of the Overdue Amount in cash or cash equivalents. Also, within five business days following shareholder approval of an increase in authorized shares of Employer ("Conversion Date"), Company agrees to convert the Balance and any remaining portion of the Overdue Amount, if any, as of the effective date hereof to Company common stock at a conversion rate of ninety-three percent (93%) of the average closing price of the Company common stock on the NASDAQ Small-Cap Market (as reported by Bloomberg L.P.) on the five trading days prior to the Conversion Date, up to a maximum of 500,000 shares of common stock. On the Conversion Date, Employer shall give Employee written notice ("Conversion Notice") of the number of shares of common stock that result from application of the five-day average conversion rate to the Balance and any remaining portion of the Overdue Amount, as described herein above. If the Conversion Notice indicates that the conversion rate results in a conversion into greater than 500,000 shares of common stock then Employer shall only be required to convert into 500,000 shares of common stock. However, if the Conversion Notice indicates that the conversion rate results in a conversion into greater than 500,000 shares of common stock Employee may, at his sole discretion, choose to terminate the conversion and maintain the secured creditor rights under the Note. In the event Employee chooses to terminate the conversion, all provisions hereof inconsistent with Employee's secured creditors' rights under the Note shall be void. Employee's election to terminate shall be made within two business days following transmission of the Conversion Notice, if sent by facsimile, or five business days if sent by U.S. mail. On the Conversion Date, the debt represented by the Note shall be considered converted into equity and the

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    Note shall be considered terminated. Ninety days after the Conversion Date, employee shall provide employer with a UCC-2 for release of each of the UCC-1's recorded in Massachusetts and California as security for the Note. All interest under the Note shall cease to accrue as of the effective date hereof.

5. Employee agrees that seventeen and one half (17 1/2%) of the Securities shall be held in escrow by the Company until such time as design problems with the ProAV 1600 board and the Quadscan are in Company's sole opinion operating satisfactorily and all supporting design and production documentation is supplied, both in accordance with the specifications attached hereto as Exhibit A. The foregoing notwithstanding, all stock held in escrow shall be released to Employee no later than July 28, 2001. An escrow agent shall be mutually selected by the parties.

6. All stock issued hereunder shall, unless required by Employer's counsel, be registered in the same registration statement as that of the recent equity financing with AMRO International, S.A. and in all event the registration statement shall be filed not later than forty-five days hereafter.

7. The Company agrees to and does deliver herewith to Employee in a certain Consulting Agreement between Focus Enhancements, Inc., and Employee, dated as of the Effective Date hereof, and this Agreement is subject to all of the terms and provisions of the Consulting Agreement.

8. Employee acknowledges his continuing duties to maintain Company's confidential information pursuant to an Employment Agreement executed between the parties as well as those obligations conferred by the Employee Manuals in effect during Employees employment, and further expressly agrees that he/she will keep in confidence and trust any proprietary information of the Company, which includes, but is not limited to, trade secrets, copyrights, ideas, techniques, know-how, inventions (whether patentable or not), and/or any other information of any type relating to designs, configurations, toolings, documentation, recorded data, schematics, source code, object code, masterworks, master data bases, algorithms, flowcharts, formulae, circuits, works of authorship, mechanisms, research, manufacture, improvements, assembly, installation, marketing, forecasts, pricing, customers, the salaries, duties, qualifications, performance levels and terms of compensation of other employees, and/or costs or other financial data concerning any of the foregoing or the Company and its operations, generally. Employee further agrees not to use or disclose to any third party any such information without the prior written consent of the President of the Company. Employee agrees that the herein covenant of confidentiality is a material part of this Agreement.

9. Each party hereto, on behalf of itself and its respective servants, agents, representatives, attorneys, insurers, predecessors, successors, administrators, trustees, affiliated and related entities, assignors and assignees, officers, directors, shareholders and employees, and each of them, releases the other party hereto and its respective servants, agents, representatives, attorneys, insurers, predecessors, successors, administrators, trustees, affiliated and related entities, assignors and assignees, officers, directors, shareholders and employees, and each of them, from any and all claims, demands, expenses, losses, causes of action, liabilities, obligations, damages, liens and/or liabilities of any kind or nature whatsoever, arising out of or related to Employee's employment with the Company, the negotiations preceding such employment, and any and all facts, events or circumstances related thereto. In addition, Employee agrees not to instigate, participate in, or otherwise cause a negative action to exist against Company, it officers or directors, including, but not limited to, judicial actions, administrative actions, or message boards relating to Company.

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10.  From the date he receives this Agreement, Employee has twenty-two (22) days to consider it. Should he decide to sign the Agreement, he has seven (7) days following the signing to revoke the Agreement, and the Agreement will not become effective and enforceable until that seven (7) day revocation period has expired. Should Employee either decide not to sign this Agreement or should he sign it and elect to revoke it during the seven (7) day period, then this Agreement shall be null and void.

11. Unless required to perform the consulting described in the Consulting Agreement executed contemporaneously herewith, Employee further states that all property supplied by Company or otherwise the property of Company including, but not limited to, notes, books, engineering records, sales records, correspondence, drawings, models, samples, tools, machinery, equipment (including computers), and any other written, graphical or electromagnetic records in the possession or under the control of Employee relating to the business, products or projects of Company and/or to any inventions or other confidential information and/or property of Company have been delivered to Company without retaining any copies. All of the aforementioned and all copies thereof shall be returned to Employer no later than upon termination of the Consulting Agreement.

12. Employee understands and expressly agrees that this Agreement extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, which existed before the execution of this Agreement, including, but not limited to, any claims in tort or contract related to Employee's employment or to any acts or omissions of the Company involving Employee.

13. The parties agree that the terms and provisions of this agreement shall remain confidential, and each party hereto shall use their best efforts to preserve such confidentiality.

14. The parties hereby agree that in any legal action or proceeding instituted to enforce the terms of this Agreement, to seek a declaration of rights in conjunction herewith, or otherwise relating to or arising out of this Agreement, whether in tort or in contract, the prevailing or successful party shall be entitled to recovery of its reasonable attorneys' fees, costs, and other expenses, notwithstanding whether the action or proceeding proceeds to trial or hearing.

15. Each party acknowledges and assumes the risk that damages presently known may become progressive, greater or more serious than is now known, expected or anticipated. It is the intent of the parties to fully, finally and forever settle and release all matters referenced in the Agreement, which they have against the other.

16. Unless otherwise provided above, each certificate representing Securities will bear the following legend or equivalent:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR

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     PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED,
     ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

17. This Agreement represents and contains the entire agreement and understanding among parties hereto with respect to the subject matter of this Agreement, and supersedes any and all prior oral and written agreements and understandings. This Agreement may not be amended or modified except by an agreement in writing signed by the party against whom the enforcement of any modification or amendment is sought. No representation, warranty, condition, understanding or agreement of any kind with respect to the subject matter hereof shall be relied upon by the parties unless incorporated herein.

     Each party to the Agreement represents that it has executed this Agreement voluntarily and declares, warrants and represents that no promises, inducements, or other agreements not expressly contained and set forth in this Agreement have been made, and further, that the terms of this Agreement are contractual and not merely a recital, and shall be construed and enforced as such.

18. Each party hereto has been specifically advised of its right to counsel in conjunction with the negotiation and formulation of this Agreement, and, accordingly, this Agreement shall be construed as if negotiated and drafted jointly by each of the parties hereto, and shall be interpreted and construed accordingly.

     Each of the parties to this Agreement, and/or their attorneys and representatives, agree to execute any and all documents necessary to effectuate the terms, conditions and purposes of this Agreement.

19. In the event that one or more of the provisions, or portions thereof, of this Agreement is determined to be illegal or unenforceable, the remainder of this Agreement shall not be affected thereby and each remaining provision or portion thereof shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law.

20. This Agreement shall bind and inure to the benefit of each party and each party's agents, representatives, successors, heirs and assigns.

21. This Agreement may be executed in any number or counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed one and the same instrument.

22. This Agreement is the result of a compromise and settlement of claims presently asserted or potentially assertable by Employee and Company, and the consideration paid and received therefore is not to be construed as an admission of any obligation or liability by any party hereto or by persons not a part of this Agreement.

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

23. Notwithstanding any other provision of this Agreement, each party hereto, as a part of the consideration for this Agreement, agrees that any controversy or claim arising out of this agreement or a breach thereof shall, on written request or either party served on the other, be submitted to binding arbitration. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. The parties shall each appoint one person to hear and determine the dispute, and if they shall be unable to agree, then the two persons so chosen shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties. The cost of such arbitration shall be borne by the losing party, or in such proportions as the arbitrators shall decide. Arbitration shall take place in Boston, Massachusetts and shall be conducted in accordance with the Rules of the American Arbitration Association.

24. Employee has been advised to seek independent legal review and advice concerning this Agreement, and to the extent he/she deems necessary or advisable, has done so.

25. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

     Each party warrants and represents that this Agreement is executed by individuals or entities on its behalf by a duly authorized partner, officer or representative.

"Company"                               "Employee"
FOCUS Enhancements, Inc.                J. Stephen Wood

By:  _____________________________      By:  _____________________________
Printed: Brett Moyer                    Printed: J. Stephen Wood
Executive Vice President
Date: July ____, 2000                   Date: ____________________________



                                        Red & White Enterprises, Inc.

                                        By:  _____________________________
                                        Printed: J. Stephen Wood
                                        Title: President
                                        Date: ____________________________



                               CONSENT OF SPOUSE
                               -----------------

I acknowledge that I have read the foregoing Separation Agreement and that I know its contents. I am aware that by its provisions my spouse has released all claims against Focus Enhancements, Inc., including any community interest therein. I hereby consent to such release, approve of the provisions of the Agreement, and agree that I will not act in contravention of any of the terms therein.



By: _____________________________          Dated: _____________
Print
Name: __________________________
      Spouse of J. Stephen Wood

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